                                                                    Exhibit 23.1
                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated May 31, 2002, with respect to the financial statements and schedules of the Roadway Express, Inc. 401(k) Stock Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001, in the following Registration Statements:


   REGISTRATION                                                                          FILING
        NO.          REGISTRATION STATEMENT DESCRIPTION                                   DATE
-----------------------------------------------------------------------------------------------------

     333-58175      Registration Statement (Form S-8) pertaining to the Roadway       June 30, 1998
                    Express Deferred Compensation Plan

     333-02562      Post Effective Amendment No. 1 to the Registration Statement      July 13, 2001
                    (Form S-8) pertaining to the Roadway Corporation (as
                    Successor to Roadway Express, Inc.) 2001 Employee Stock
                    Purchase Plan (fka Roadway Express, Inc. 1996 Employee Stock
                    Purchase Plan)

     033-80685      Post Effective Amendment No. 2 to the Registration Statement      July 13, 2001
                    (Form S-8) pertaining to the Roadway Express, Inc. 401(k)
                    Stock Savings Plan

     333-65202      Registration Statement (Form S-8) pertaining to the Roadway       July 16, 2001
                    Corporation Equity Ownership Plan



                                                              /s/ ERNST & YOUNG LLP


Akron, Ohio
June 28, 2002
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